Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Second Quarter 2011 Results

Wilmington, MA (August 4, 2011) – Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal second quarter ended June 30, 2011.

“Second quarter revenue increased 12.3% to $142.8 million compared to last year’s second quarter and was our fifth consecutive quarter of year over year growth. Our revenue growth was solid and is highlighted by growth in our top two markets.” said Donald Spence, President and CEO of Accellent. “Sustainable revenue growth remains critical to our future success.”

Second Quarter 2011 Financial Results

Net sales increased 12.3% to $142.8 million in the second quarter of 2011 compared with $127.1 million in the second quarter of 2010. Income from operations was $19.4 million in the second quarter of 2011, compared to $18.8 million in the second quarter of 2010. Net income was $1.0 million in the second quarter of 2011, compared with net income of $1.8 million in the second quarter of 2010.

Adjusted EBITDA for the second quarter of 2011 was $30.2 million, or 21.2% of net sales, compared to Adjusted EBITDA of $28.9 million, or 22.7% of net sales, in the second quarter of 2010.

Six Months Ended June 30, 2011 Financial Results

Net sales increased 9.2% to $272.7 million in the first six months of 2011 compared with $249.8 million in the first six months of 2010. Income from operations was $32.4 million in the first six months of 2011 compared with $33.4 million in the first six months of 2010. Net loss was $7.2 million in the first six months of 2011 compared with a net loss of $6.0 million in the first six months of 2010.

Adjusted EBITDA for the first six months of 2011 was $54.1 million, or 19.8% of net sales compared to Adjusted EBITDA of $53.6 million, or 21.5% of net sales in the first six months of 2010.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our second quarter financial results in a conference call scheduled for today, August 4, 2011 at 5 p.m. Eastern Daylight Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 578-5771 pass code 96818067. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 35119481 until August 11, 2011.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 25, 2011. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.

Unaudited Condensed Consolidated Statements of Operations

For the three and six months ended June 30, 2010 and 2011

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011
Net sales	$127,097	$142,793	$249,777	$272,681
Cost of sales (exclusive of amortization)	89,769	104,301	180,175	202,618

Gross profit	37,328	38,492	69,602	70,063
Operating expenses:
Selling, general and administrative expenses	14,101	14,549	27,352	28,661
Research and development expenses	678	733	1,356	1,479
Amortization of intangible assets	3,735	3,735	7,470	7,470
(Gain) loss on disposal of property and equipment	(13)	47	(13)	47

Total operating expenses	18,501	19,064	36,165	37,657

Income from operations	18,827	19,428	33,437	32,406

Other (expense) income, net:
Interest expense, net	(18,859)	(17,179)	(36,283)	(34,428)
Loss on debt extinguishment	(215)	—	(6,005)	—
Other income (expense), net	3,229	(715)	5,495	(2,650)

Total other (expense) income, net	(15,845)	(17,894)	(36,793)	(37,078)

Income (loss) before income taxes	2,982	1,534	(3,356)	(4,672)
Provision for income taxes	1,193	523	2,674	2,488

Net income (loss)	$1,789	$1,011	$(6,030)	$(7,160)

ACCELLENT INC.

Reconciliation of Net income (loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2011	June 30, 2010	June 30, 2011
Net income (loss)	$1,789	$1,011	$(6,030)	$(7,160)
Interest expense, net	18,859	17,179	36,283	34,428
Provision for income taxes	1,193	523	2,674	2,488
Depreciation and amortization	9,283	9,606	18,629	19,047

EBITDA (1)	$31,124	$28,319	$51,556	$48,803

Stock-based compensation – employees	229	242	244	490
Stock-based compensation – non-employees	22	22	45	45
Employee severance and relocation	209	479	515	814
Executive recruiting costs	—	43	—	264
Plant closure costs	2	—	20	—
Currency translation (gain) loss	(1,848)	687	(3,149)	2,707
Change in fair value of derivative instruments	(1,377)	—	(2,286)	—
Loss (gain) on disposal of property and equipment	(13)	47	(13)	47
Other taxes	43	56	85	246
Loss on debt extinguishment	215	—	6,005	—
Management fees to stockholder	304	319	608	638

Adjusted EBITDA (1)	$28,910	$30,214	$53,630	$54,054

ACCELLENT INC.

Unaudited Condensed Consolidated Balance Sheets

As of December 31, 2010 and June 30, 2011

(in thousands, except share and per share data)

	December 31, 2010	June 30, 2011
Assets
Current assets:
Cash	$40,787	$20,955
Accounts receivable, net of allowances of $2,002 and $2,186 as of December 31, 2010 and June 30, 2011, respectively	54,011	63,583
Inventory	66,028	79,123
Prepaid expenses and other current assets	2,650	4,862

Total current assets	163,476	168,523
Property, plant and equipment, net	121,037	127,635
Goodwill	629,854	629,854
Other intangible assets, net	164,626	157,156
Deferred financing costs and other assets, net	19,083	17,805

Total assets	$1,098,076	$1,100,973

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$9	$21
Accounts payable	24,025	26,053
Accrued payroll and benefits	9,102	10,932
Accrued interest	19,787	19,940
Accrued expenses and other current liabilities	17,793	16,589

Total current liabilities	70,716	73,535
Long-term debt	712,675	712,816
Other liabilities	34,177	37,482

Total liabilities	817,568	823,833

Commitments and contingencies (Note 11)
Stockholder’s equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2010 and June 30, 2011	—	—
Additional paid-in capital	637,290	637,887
Accumulated other comprehensive (loss) income	(1,442)	1,753
Accumulated deficit	(355,340)	(362,500)

Total stockholder’s equity	280,508	277,140

Total liabilities and stockholder’s equity	$1,098,076	$1,100,973

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency translation gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.